Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses of the Boston Partners Investment Funds, Abbey Capital Futures Strategy Fund, Abbey Capital Multi Asset Fund, Campbell Systematic Macro Fund and Summit Global Investments, “Consolidated Financial Highlights” in the Prospectus of Campbell Systematic Macro Fund, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information of the Boston Partners Investment Funds, Abbey Capital Futures Strategy Fund, Abbey Capital Multi Asset Fund, and Summit Global Investments and “Independent Registered Public Accounting Firm” and “Consolidated Financial Statements” in the Statements of Additional Information of the Campbell Systematic Macro Fund, each dated December 31, 2023, and each included in this Post-Effective Amendment No. 313 to the Registration Statement (Form N-1A, File No. 033-20827) of The RBB Fund, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated October 30, 2023, with respect to the (consolidated, as applicable) financial statements and financial highlights of Abbey Capital Multi Asset Fund, Abbey Capital Futures Strategy Fund, Campbell Systematic Macro Fund, SGI U.S. Large Cap Equity Fund, SGI Global Equity Fund, SGI Peak Growth Fund, SGI Prudent Growth Fund, SGI Small Cap Core Fund, SGI U.S. Large Cap Core ETF, SGI Dynamic Tactical ETF, Boston Partners Small Cap Value Fund II, Boston Partners Long/Short Equity Fund, Boston Partners All-Cap Value Fund, Boston Partners Long/Short Research Fund, WPG Partners Small Cap Value Diversified Fund (formerly WPG Partners Small/Micro Cap Value Fund), WPG Partners Select Small Cap Value Fund, Boston Partners Global Equity Fund, Boston Partners Global Long/Short Fund, Boston Partners Emerging Markets Dynamic Equity Fund, Boston Partners Emerging Markets Fund and Boston Partners Global Sustainability Fund (twenty one of the funds constituting The RBB Fund, Inc.) included in the Annual Report to Shareholders (Form N-CSR) for the year ended August 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

December 22, 2023